Exhibit 99.1

FOR IMMEDIATE RELEASE

Limbach Holdings Announces Pricing of Public Offering of Common Stock

PITTSBURGH, PA. – December 15, 2016—Limbach Holdings, Inc. (NASDAQ: LMB) (“Limbach” or the “Company”) today announced the pricing of its underwritten public offering of 1,626,593 shares of common stock of the Company at a price to the public of $13.50 per share for gross proceeds of $21,959,006. Of the 1,626,593 shares being sold, the Company is selling 1,251,593 shares and a selling stockholder is selling 375,000 shares. The net proceeds to the Company from the sale of the shares, after deducting underwriting discounts and other estimated offering expenses payable by the Company, will be approximately $15,500,000. In addition, Limbach has granted the underwriters a 30-day option to purchase from the Company up to 243,989 additional shares of common stock at the public offering price to cover over-allotments, if any.

Limbach plans to use the net proceeds from the offering to repay all amounts outstanding under its subordinated debt with the remainder to be used for general corporate purposes, including, without limitation, working capital and capital expenditures.

D.A. Davidson & Co. is acting as the book-running manager for the offering. Craig-Hallum Capital Group LLC. is acting as co-manager for the offering.

The shares are being offered pursuant to a registration statement on Form S-1 (File No. 333-214838) that was declared effective by the Securities and Exchange Commission (SEC) on December 15, 2016. A preliminary prospectus related to the offering was filed with the SEC on December 7, 2016. The securities may be offered only by means of the prospectus related to this offering, copies of which may be obtained, when available, from D.A. Davidson & Co., 8 Third Street North, Great Falls, MT 59401, telephone: (800) 332-5915. An electronic copy of the prospectus relating to the offering will also be available on the website of the SEC at http://www.sec.gov/.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Limbach

Limbach Holdings, Inc., with estimated revenues of approximately $400 million in 2016, is an integrated building systems provider, managing all components of mechanical, electrical, plumbing and control systems, from system design and construction through performance and maintenance. The Company engineers, constructs and services the mechanical, plumbing, air conditioning, heating, building automation, electrical and control systems in both new and existing buildings. Customers include building owners in the private, not-for-profit and public/government sectors. With headquarters in Pittsburgh, PA., Limbach operates from 10 strategically located business units throughout the United States, including Western Pennsylvania (Pittsburgh), Eastern Pennsylvania (Warrington, PA), New Jersey (South Brunswick), New England (Wilmington, MA), Ohio (Columbus and Athens, OH), Michigan (Pontiac and Lansing, MI), Southern California (Garden Grove, CA), and Mid-Atlantic (Laurel, MD). Our design engineering and innovation center, Limbach Engineering & Design Services, is based in Orlando, Florida. Harper Building Systems, a Limbach Holdings, Inc. company, operates throughout Florida with offices in Tampa and Lake Mary, north of Orlando. Our approximately 1,400 employees strive to be the customer’s 1st Choice in terms of the services provided, vertical markets and geographies served. Our commitment to safety, advanced technology, human development and reliable execution has enabled Limbach to attract and retain the industry’s top leadership talent, skilled craftspeople and professional management staff.

Limbach Holdings, Inc.	Page 2

December 16, 2016

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the closing of the Company’s underwritten public offering and the receipt and application of the proceeds from such public offering. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our registration statement on Form S-1 filed on November 30, 2016, as amended, and in particular any discussion of risk factors or forward-looking statements therein, which is available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release.

Investor Relations:

The Equity Group Inc.

Jeremy Hellman, CFA

Senior Associate

(212) 836-9626 / jhellman@equityny.com

Or

Limbach Holdings, Inc.

John T. Jordan, Jr.

Executive Vice President and Chief Financial Officer

(301) 623-4799 / john.jordan@limbachinc.com

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